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                                                              EXHIBIT 99.B1(M)


                                NASL SERIES TRUST



                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)



         The undersigned, being a majority of the Trustees of NASL Series Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate thirteen new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:

1.       The new Series of Shares shall be designated the:

         1.  "Value"                          14.  "Lifestyle Conservative 280"
         2.  "High Yield"                     15.  "Lifestyle Moderate 460"
         3.  "International Stock"            16.  "Lifestyle Balanced 640"
         4.  "Science & Technology"           17.  "Lifestyle Growth 820"
         5.  "Balanced"                       18.  "Lifestyle Aggressive 1000"
         6.  "Worldwide Growth"
         7.  "Emerging Growth"
         8.  "Pilgrim Baxter Growth"
         9.  "Pacific Rim Emerging Markets"
         10.  "Real Estate Securities"
         11.  "Capital Growth Bond"
         12.  "Equity Index"
         13.  "Quantitative Equity"

2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.


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         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this _____ day of ____________, 199__.



--------------------------------
Don B. Allen



--------------------------------
Charles L. Bardelis



--------------------------------
Samuel Hoar



--------------------------------
Robert J. Myers



--------------------------------
Brian L. Moore

The Agreement and Declaration of Trust of the Trust, September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.

                                NASL SERIES TRUST

                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)

         The undersigned, being a majority of the Trustees of NASL Series Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby redesignate the Series of Shares set forth below, such Series to continue to have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.


         "Pasadena Growth" redesignated as "Blue Chip Growth."


         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of October, 1996.


/s/ Don B. Allen
--------------------------------
Don B. Allen


/s/ Charles L. Bardelis                  /s/ Brian L. Moore
--------------------------------        --------------------------------
Charles L. Bardelis                     Brian L. Moore


/s/ Samuel Hoar                         /s/ Robert J. Myers
--------------------------------        --------------------------------
Samuel Hoar                             Robert J. Myers


The Agreement and Declaration of Trust of the Trust, September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.


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                                NASL SERIES TRUST


                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)


         The undersigned, being a majority of the Trustees of NASL Series Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby redesignate the Series of Shares set forth below, such Series to continue to have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.

         "Value Equity" redesignated as "Equity-Income."


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         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this ____ day of _________, 199__.



--------------------------------
Don B. Allen



--------------------------------        --------------------------------
Charles L. Bardelis                     Brian L. Moore



--------------------------------        --------------------------------
Samuel Hoar                             Robert J. Myers


The Agreement and Declaration of Trust of the Trust, September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.